EXHIBIT 99.1

Selected Financial Data:

Set forth below is selected consolidated financial data of LIN TV Corp. for each of the five years in the period ended December 31, 2003. The selected financial data as of December 31, 2003 and 2002 and for the years ended December 31, 2003, 2002 and 2001 is derived from audited consolidated financial statements that appear elsewhere in this filing. The selected financial data as of December 31, 2001, 2000 and 1999 and for the years ended December 31, 2000 and December 31, 1999 is derived from audited consolidated financial statements that are not presented in this filing. The selected financial data should be read in conjunction with Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical consolidated financial statements of LIN TV Corp. and its predecessor, and the notes thereto. The historical results presented are not necessarily indicative of future results.

As a result of the merger of LIN Holdings Corp., previously the parent of LIN Television Corporation and a wholly owned subsidiary of LIN TV Corp., into LIN Television Corporation, the selected consolidated financial data of LIN Television is identical to that of LIN TV Corp. with the exception of basic and diluted loss per common share which is not presented for LIN Television Corporation.

	Year Ended December 31,

	2003	2002	2001	2000	1999

	(In thousands, except per share data)
Consolidated Statement of Operations Data:
Net revenues	$342,413	$343,980	$271,038	$295,706	$224,446
Operating costs and expenses:
Direct operating (excluding depreciation of $30.7 million, $27.6 million, $22.8 million, $21.3 million and $19.2 million for the years ended December 31, 2003, 2002, 2001, 2000 and 1999, respectively)	99,618	94,871	81,373	78,693	57,292
Selling, general and administrative	88,876	78,745	64,630	64,193	49,123
Amortization of program rights	24,441	20,566	21,847	21,214	15,029
Corporate	16,101	12,508	8,436	9,270	7,900
KXTX management fee	—	—	—	—	1,178
Depreciation and amortization of intangible assets	31,890	28,266	65,925	63,734	57,934
Impairment of broadcast licenses	51,665	—	—	—	—
Restructuring charge	115	909	—	—	—

Total operating costs and expenses	312,706	235,865	242,211	237,104	188,456

Operating income	29,707	108,115	28,827	58,602	35,990
Other (income) expense:
Interest expense	60,505	95,775	97,646	92,868	68,689
Share of (income) loss in equity investments	(478)	(6,328)	4,121	(365)	5,488
(Gain) loss on derivative instruments	(2,620)	(5,552)	5,552	—	—
Gain on redemption of investment in Southwest Sports Group	—	(3,819)	—	—	—
Fee on termination of Hicks Muse agreements	—	16,000	—	—	—
Loss on early extinguishment of debt	53,621	5,656	6,810	—	—
Other, net	35	(33)	(2,954)	(1,288)	(1,122)

Total other expense, net	111,063	101,699	111,175	91,215	73,055

(Loss) income from continuing operations before provision for (benefit from) income taxes and cumulative effect of change in accounting principle	(81,356)	6,416	(82,348)	(32,613)	(37,065)
Provision for (benefit from) income taxes	9,229	25,501	(20,627)	1,581	(3,039)

Loss from continuing operations before cumulative effect of change in accounting principle	(90,585)	(19,085)	(61,721)	(34,194)	(34,026)

	Year Ended December 31,

	2003	2002	2001	2000	1999

	(In thousands, except per share data)
Discontinued operations:
Loss (income) from discontinued operations, net of tax	17	(1,577)	—	—	—
Gain from sale of discontinued operations, net of tax	(212)	(982)	—	—	—
Cumulative effect of change in accounting principle, net of tax	—	30,689	—	—	—

Net loss	$(90,390)	$(47,215)	$(61,721)	$(34,194)	$(34,026)

Basic and diluted loss per common share:
Loss from continuing operations before cumulative effect of change in accounting principle	$(1.81)	$(0.46)	$(2.40)	$(1.33)	$(1.32)
Income from discontinued operations, net of tax	—	0.04	—	—	—
Gain on sale of discontinued operations, net of tax	—	0.02	—	—	—
Cumulative effect of change in accounting principle, net of tax	—	(0.73)	—	—	—
Net loss	(1.81)	(1.13)	(2.40)	(1.33)	(1.32)
Weighted-average number of common shares outstanding used in calculating basic and diluted loss per common share	49,993	41,792	25,688	25,687	25,682

Consolidated Balance Sheet Data (at period end):
Cash and cash equivalents	$9,475	$143,860	$17,236	$7,832	$17,699
Intangible assets, net	1,673,430	1,711,312	1,592,463	1,600,882	1,546,392
Total assets	2,115,910	2,334,370	2,036,286	2,045,363	1,952,685
Total debt	700,367	864,520	1,056,223	998,257	857,626
Total stockholders’ equity	762,134	860,205	404,654	466,190	499,915

Cash Flow Data (Net cash provided by (used in)):
Operating activities	$52,538	$75,030	$42,192	$58,106	$21,717
Investing activities	9,749	33,367	(56,376)	(174,081)	(197,269)
Financing activities	(196,672)	18,227	23,588	106,108	151,902
Net (decrease) increase in cash and cash equivalents	(134,385)	126,624	9,404	(9,867)	(23,650)

Other Data:
Capital distributions from equity investments	7,540	6,405	6,583	815	—
Program payments	(23,029)	(22,475)	(22,386)	(22,750)	(15,293)

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